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                   CONSENT OF INDEPENDENT FINANCIAL ADVISORS

         We consent to the use in this Registration Statement of Shurgard Storage Centers, Inc. on Form S-4 of our Fairness Opinion dated December 19, 1994, and to the references to our firm in the Registration Statement.


ALEX. BROWN & SONS INCORPORATED

Seattle, Washington
December 19, 1994